Exhibit 99.1

                                 PHYSIO-CONTROL
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints Richard O. Martin and V. Marc Droppert and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of Physio-Control International Corporation held of record as of __________, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on ___________, 1998, at 9:00 a.m., local time, at 11811 Willows Road NE, Redmond, Washington, and at any adjournment or adjournments thereof, upon the following matters:

         Proposal to approve the Plan of Merger and the Agreement and Plan of Merger providing for the merger of PC Merger Corp. into Physio-Control International Corporation, with Physio-Control International Corporation to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., copies of which Plan of Merger and Agreement and Plan of Merger are attached as Appendices A and B to the Proxy Statement/Prospectus for the Special Meeting.

   [ ]   FOR           [ ]    AGAINST           [ ]   ABSTAIN

            (Continued and to be signed and dated on the other side)

         This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Agreement and Plan of Merger.

         IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated: __________________        ______________________________________________
                                 (Please sign name exactly as it appears hereon)

                                 ______________________________________________
                                 (Signature of joint owner, if any)

                                  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO ____________________________________.